UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2013

Cordia Bancorp Inc.

(Exact name of registrant as specified in its charter)

Virginia	26-4700031
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11730 Hull Street Road, Midlothian, Virginia 23112

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 744-7576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the board of directors held on March 27, 2013, the following individuals were appointed as directors of Cordia Bancorp, Inc.: David C. Bushnell, G. Waddy Garrett, Thomas L. Gordon, Hunter R. Hollar, and John P. Wright.

Mr. Bushnell will continue to serve on the Loan and Compliance Committees and as an ex-officio member of the Asset/Liability Committee of Bank of Virginia. Mr. Garrett will serve on the Audit, Nominating and Governance, and Executive Committees of Cordia Bancorp and on the Asset/Liability Committee of Bank of Virginia. Mr. Gordon will serve on the Audit and Compensation Committees of Cordia Bancorp and on the Loan Committee of Bank of Virginia. Mr. Hollar will serve on the Nominating and Governance Committee of Cordia Bancorp and on the Loan and Compliance Committees of Bank of Virginia. Mr. Wright will serve on the Audit Committee of Cordia Bancorp and on the Asset/Liability and Compliance Committees of Bank of Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORDIA BANCORP INC.
(Registrant)

Date: March 29, 2013	By:	/s/ Jack Zoeller
Jack Zoeller
President and Chief Executive Officer